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                                      EXHIBIT 11

                                  CHIRON CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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                                                 Six Months Ended June 30,               Three Months Ended June 30,
                                                 -------------------------               ---------------------------
                                                  1996                1995                1996                1995
                                             --------------      --------------      --------------      -------------
EARNINGS PER SHARE
 Net income (loss) available for
 common shares and common stock
 equivalent shares deemed to have a
 dilutive effect                             $   28,098,000      $ (384,949,000)     $   15,355,000      $     830,000
                                             --------------      --------------      --------------      -------------
                                             --------------      --------------      --------------      -------------
 Primary earnings (loss) per share           $         0.16      $        (2.40)     $         0.09      $        0.01
                                             --------------      --------------      --------------      -------------
                                             --------------      --------------      --------------      -------------

 Fully diluted earnings (loss) per share     $         0.16     $         (2.40)     $         0.09      $        0.01
                                             --------------      --------------      --------------      -------------
                                             --------------      --------------      --------------      -------------

Shares used in primary earnings (loss)
 per share computation:
   Weighted average common shares
    outstanding                                 168,557,000         160,346,000         169,265,000        160,599,000
   Weighted average dilutive
    incremental common shares
    issuable from exercise of warrants              384,000                  --             314,000             36,000
   Weighted average dilutive
    incremental common shares
    issuable under employee stock
    option programs                               9,143,000                  --           8,291,000          2,947,000
                                             --------------      --------------      --------------      -------------
   Total common shares and common
    stock equivalent shares deemed to
    have a dilutive effect                      178,084,000         160,346,000         177,870,000        163,582,000
                                             --------------      --------------      --------------      -------------
                                             --------------      --------------      --------------      -------------

Shares used in fully dilutive earnings
 (loss) per share computation:
   Weighted average common shares
    outstanding                                 168,557,000         160,346,000         169,265,000        160,599,000
   Weighted average dilutive
    incremental common shares
    issuable from exercise of warrants              385,000                  --             315,000            116,000
   Weighted average dilutive
    incremental common shares
    issuable under employee stock
    option programs                               9,146,000                  --           8,291,000          4,198,000
                                             --------------      --------------      --------------      -------------
   Total common shares and common
    stock equivalent shares deemed to
    have a dilutive effect                      178,088,000         160,346,000         177,871,000        164,913,000
                                             --------------      --------------      --------------      -------------
                                             --------------      --------------      --------------      -------------


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